UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 4, 2025

Date of Report (Date of earliest event reported)

ECD AUTOMOTIVE DESIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41497	86-2559175
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4390 Industrial Lane Kissimmee, Florida	34758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 483-4825

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ECDA	The Nasdaq Stock Market LLC
Warrants	ECDAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

As previous disclosed, on February 20, 2025, ECD Automotive Design Inc. (the “Company”) entered into a business loan and security agreement with an effective date of February 20, 2025 (the “Agile Loan Agreement”) by and among a commercial lender (“Collateral Agent”), Agile Lending, LLC (“Lender”), the Company and its subsidiary, Humble Imports Inc., pursuant to which the Company received a term loan from Lender in the principal amount of $1,575,000 (the “Agile Loan”). The Agile Loan shall be repaid through thirty (30) equal weekly payments of principal and interest in the aggregate amount of $74,550 commencing March 3, 2025, and ending September 22, 2025 (the “Term”). During the Term, the Agile Loan shall accrue interest in the aggregate amount of $661,500. The principal amount of the Agile Loan included an administrative agent fee of $75,000 which was paid to the Collateral Agent out of the Agile Loan.

On April 4, 2025, the Company entered into a new business loan and security agreement with an effective date of April 4, 2025 (the “New Loan Agreement”) by and among an investor (the “New Lender”), a collateral agent (the “Collateral Agent”), the Company and its subsidiary, Humble Imports Inc., pursuant to which the Company received a term loan from the New Lender in the principal amount of $1,824,300 (the “New Loan”). The New Loan shall be repaid through sixty-nine (69) equal weekly payments of principal and interest in the aggregate amount of $35,693 per week commencing on April 15, 2025 and ending August 4, 2026 (the “Term”). During the Term, the New Loan shall accrue interest in the aggregate amount of $638,505. The New Loan included an administrative expense fee of $40,000 and a lender’s legal fee of $35,000, which sum was netted out of the New Loan. The New Loan is secured by all properties, rights and assets of the Company and Collateral Agent is designated as the collateral agent under the New Loan Agreement.

The New Loan Agreement contains customary representations and warranties and affirmative and negative covenants. Among other things, these covenants restrict the Company’s ability to incur certain types or amounts of indebtedness, incur liens on certain assets, dispose of material assets, enter into certain restrictive agreements, or engage in certain transactions with affiliates. Additionally, the New Loan Agreement contains customary default provisions including, but not limited to, failure to pay interest or principal when due. To evidence the New Loan, the Company executed a secured promissory note, the form of which is an exhibit to the New Loan Agreement.

The net proceeds of the New Loan were used to pay off the Agile Loan in the discounted amount of $1,749,300, including principal and interest. Accordingly, the Agile Loan is paid off and satisfied.

The foregoing description of the New Loan Agreement is qualified in its entirety by reference to the full text of the form of the New Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

No.	Description of Exhibit
10.1	Form of Business Loan and Security Agreement, dated April 4, 2025, by and among Defender SPV LLC, ECD Automotive Design Inc. and Humble Imports Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2025

ECD AUTOMOTIVE DESIGN, INC.

	By:	/s/ Benjamin Piggott
	Name:	Benjamin Piggott
	Title:	Chief Financial Officer

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